Notice of Annual Meeting of Shareholders
of
WEIS MARKETS, INC.
To Be Held On
APRIL 14, 2004

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of the Shareholders of Weis Markets, Inc. (the "Company"), will be held on Wednesday, April 14, 2004, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801, for the following purposes:

  To elect seven directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of Shareholders or until their respective successors have qualified.
  To approve the appointment of independent public accountants for the current fiscal year.
  To act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on February 20, 2004, as the record date for the meeting. Only holders of shares of stock of record at that time will be entitled to vote at the meeting, or any adjournments or postponements thereof.

  To assure your representation at the meeting, please sign and mail promptly the enclosed proxy, which is being solicited on behalf of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

                                                                       By order of the Board of Directors,

                                                                       JONATHAN H. WEIS
                                                                       Secretary of the Company

  March 5, 2004
  Sunbury, Pennsylvania

  WEIS MARKETS, INC.
  PROXY STATEMENT

  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 14, 2004

       This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Weis Markets, Inc. (the "Company"), to be held Wednesday, April 14, 2004, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801, and the form of proxy enclosed with such notice.

  INFORMATION CONCERNING THE SOLICITATION

       The proxy form, which accompanies this statement, is being solicited on behalf of the Company. Subject to the conditions hereinafter set forth, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified. Proxy material will be first sent to shareholders on or about March 5, 2004.

       A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the annual meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801. The proxy may also be revoked by voting in person at the annual meeting or by voting a later dated proxy.

       The Company will provide, without charge, on written request from security holders, copies of the Company's Annual Report on Form 10-K.

       Expenses related to the solicitation of the proxies for the meeting and the handling and tabulation of proxies received, estimated at $24,000 in total, will be paid by the Company. If proxies are not promptly received, officers, directors and regular employees of the Company may solicit proxies personally by telephone or otherwise, for which they will not receive additional compensation. The Company may reimburse charges of banks, brokers, other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. It is estimated that such costs will be nominal.

  SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

       Shareholders who intend to submit a proposal to be presented at the next annual meeting, which if appropriate, will be included in the Company's next annual Proxy Statement, must submit a concise written text of the proposal and the reasons therefore to the Secretary at the executive offices on or before November 5, 2004.

  MATTERS TO BE ACTED UPON AT THE MEETING

       As the notice of the meeting indicates, the following are the matters to be acted upon at the meeting:

  Seven directors will be elected at the meeting to hold office, subject to the Company by-laws, until the next annual meeting of shareholders or until their respective successors have qualified.
  A request for shareholder approval of the appointment of Ernst & Young LLP as the independent public accountants for the Company and its wholly owned subsidiaries.
  Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

       The Company's by-laws specify that any matter to be brought before an annual meeting by a shareholder must be received at the principal executive offices of the Company no later than the close of business on the sixtieth day prior to the anniversary date of the immediately preceding annual meeting of shareholders. Management does not intend to bring any other matters before the meeting, and does not know of any matter that is eligible for action at the meeting.

  OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

       The holders of Common Stock of the Company of record at the close of business February 20, 2004 will be entitled to vote on all matters at the meeting. Each holder of Common Stock will be entitled to one vote for each share of stock so held and to cumulative voting rights in the election of directors. Under cumulative voting, a shareholder, or the shareholder's proxies, may vote the number of shares of stock owned by the shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one or distribute among two or more nominees as many votes as shall equal the number of directors to be elected multiplied by the number of the shareholder's shares of stock.

       Directors are elected by a plurality vote of all votes cast at the meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders.

       The number of outstanding shares of Common Stock as of February 20, 2004 is 27,140,300. The presence, in person or by proxy, of at least 13,570,151 shares will constitute a quorum.

       The following persons are known by the Company to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on February 20, 2004. Information contained in the table and footnotes below were derived from filings made with the Securities and Exchange Commission by the beneficial owners.

Name and Address	Amount and Nature		Percent
of	of Beneficial		of
Beneficial Owner	Ownership		Class
Robert F. Weis	12,631,996	(1)	46.5
c/o Weis Markets, Inc.
1000 South Second Street
Sunbury, PA 17801

Ellen W. P. Wasserman	3,104,424	(2)	11.4
c/o Weis Markets, Inc.
1000 South Second Street
Sunbury, PA 17801

Sidney Apfelbaum, Trustee for the	2,014,579	(3)	7.4
Charles B. Degenstein Foundation
43 South Fifth Street
Sunbury, PA 17801

Private Capital Management	1,453,703	(4)	5.4
Bruce S. Sherman and Gregg J. Powers
8889 Pelican Bay Blvd.
Naples, FL 34108

  Footnotes:

  Robert F. Weis has sole voting and dispositive power as to all 12,631,996 shares listed. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, with Mellon Bank Corporation and Robert F. Weis as co-trustees.
  Ellen W. P. Wasserman has sole voting and investment power as to 3,104,424 shares listed.
  Sidney Apfelbaum has sole voting and dispositive power as to 1,842,818 shares held in the Charles B. Degenstein Foundation Charitable Deed of Trust at Mellon Bank Corporation. Mr. Apfelbaum shares dispositive power as to 24,147 shares with his wife and shares voting and dispositive power as to 147,614 shares with Mellon Financial Corporation, Mellon Bank, N.A. and Lore Degenstein as co-trustees of the Lore Degenstein Trusts.
  Bruce S. Sherman is CEO of Private Capital Management (PCM) and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group.
  End Footnotes.

  PROPOSAL NO. 1 ELECTION OF DIRECTORS

       The following is a concise statement of information concerning directors proposed by the Company as nominees, together with certain other information with respect to such nominees:

				Shares of Stock
				of the
		Period		Company	Percent
		of	Principal	Beneficially Owned	of
Name	Age	Directorship	Occupation	on February 20, 2004	Class
Robert F. Weis	84	1947	Chairman	12,631,996	46.5
		to date	of the Board

Jonathan H. Weis	36	1996	Vice Chairman and	100,585	*
		to date	Secretary

Norman S. Rich	66	1991	President/CEO	24,488	*
		to date

William R. Mills	47	1996	Senior Vice President and	4,000	*
		to date	Treasurer/CFO

Michael M. Apfelbaum	43	1996	Partner, Apfelbaum,	26,817	*
		to date	Apfelbaum & Apfelbaum
			Attorneys at Law

Richard E. Shulman	64	1994	President	273	*
		to date	Industry Systems
			Development Co.

Steven C. Smith	46	2001	President & CEO	215	*
		to date	K-VA-T Food Stores, Inc.

All 18 Directors and				12,809,747	47.2
Officers as a Group

  * Owns less than 1% of class.

       Robert F. Weis. The Company has employed Mr. Weis since 1946. Mr. Weis served as Chairman & Treasurer from 1995 until April 2002, at which time he was appointed Chairman of the Board. Robert F. Weis is the father of Director, Jonathan H. Weis, and brother of Ellen W. P. Wasserman who is also a beneficial owner of more than 5% of the Company's Common Stock. Mr. Weis has been a member of the Board of Directors since 1947. Mr. Weis also serves as a member of the Board of Trustees of Sunbury Community Hospital.

       Jonathan H. Weis. The Company has employed Mr. Weis since 1989. Mr. Weis served the Company as Vice President Property Management and Development from 1996 until April 2002, at which time he was appointed as Vice President and Secretary. In January of 2004, the Board appointed Mr. Weis as Vice Chairman and Secretary. Jonathan H. Weis is the son of Director, Robert F. Weis. Mr. Weis has been a member of the Board of Directors since 1996.

       Norman S. Rich. The Company has employed Mr. Rich since 1964. Mr. Rich served as President from 1994 until April 2002, at which time he was appointed President/CEO of the Company. Mr. Rich has been a member of the Board of Directors since 1991. Mr. Rich serves on the Board of Trustees of Evangelical Community Hospital, as a Director of the Food Marketing Institute, and on the Board of Governors of the Academy of Food Marketing at St. Joseph's University.

       William R. Mills. The Company has employed Mr. Mills since 1992. Mr. Mills served as Vice President Finance & Secretary from 1995 until April 2002, at which time he was appointed Senior Vice President and Treasurer/CFO of the Company. Mr. Mills has been a member of the Board of Directors since 1996.

       Michael M. Apfelbaum. Mr. Apfelbaum is engaged in the private practice of law as a Partner with the firm of Apfelbaum, Apfelbaum & Apfelbaum. Mr. Apfelbaum serves as Co-Counsel for the Charles B. Degenstein Foundation and as City Solicitor to the City of Sunbury. Mr. Apfelbaum also serves on the Board of Trustees of Evangelical Community Hospital. Mr. Apfelbaum has been a member of the Board of Directors since 1996.

       Richard E. Shulman. Mr. Shulman serves as President of Industry Systems Development Co., a consulting firm. He has expertise in the business of supermarket chains, food wholesalers and technology companies. Mr. Shulman has been a member of the Board of Directors since 1994.

       Steven C. Smith. Mr. Smith serves as President and Chief Executive Officer of K-VA-T Food Stores, Inc., a regional supermarket chain headquartered in Abingdon, VA. Mr. Smith was appointed Chairman of the National Grocers Association ("NGA") in 2000 and served in that capacity through 2003. Mr. Smith continues to serve on the NGA Board as Immediate Past Chairman. Mr. Smith also serves as Vice Chairman on the Board of Directors of the Food Marketing Institute. Mr. Smith has been a member of the Board of Directors since 2001.

       The Company believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the person named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees.

  INDEPENDENCE OF DIRECTORS

  Companies listed on the New York Stock Exchange ("NYSE") must comply with certain standards regarding corporate governance, as codified in Section 303A of the Listed Company Manual of the NYSE, with some exceptions. A company of which more than 50% of the voting power is held by an individual, a group or another company need not comply with the requirements of Sections 303A.01 Independent Directors, 303A.04 Nominating/Corporate Governance Committee or 303A.05 Compensation Committee. Robert F. Weis, Chairman of the Board, and Ellen W. Wasserman, his sister, control 57.9% of the voting power. The Company does not have a majority of independent Directors. Based upon the stock ownership of the principal shareholders, the Company determined it would be better served by having the full Board review nominating and corporate governance issues rather than establish a separate committee. The Company does have a Compensation Committee and an Audit Committee comprised of all independent Directors.

  CODE OF BUSINESS CONDUCT AND ETHICS

       The Company has adopted a "Code of Business Conduct and Ethics" that applies to all of its directors, officers and employees. Separately, the Company also adopted a "Code of Ethics for CEO and CFO" specific to its chief executive officer, chief financial officer, controller and any person performing similar functions. The Company has made both documents available on its corporate governance website at http://weismarkets.com/governance_info.php.

  CONTACTING THE BOARD OF DIRECTORS

       Weis Markets, Inc. shareholders may communicate with the Board of Directors by sending a letter to: Weis Markets, Inc. Board of Directors, c/o Corporate Secretary, 1000 South Second Street, Sunbury, PA 17801-0471. Communications will be distributed as appropriate to the Board depending upon the facts and circumstances outlined in the communication. Shareholders wishing to communicate directly with the non-management directors as a group should replace c/o Corporate Secretary with c/o Non-Management Directors on the envelope.

  DIRECTORS' FEES

       Standard Board Compensation Arrangement. Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $20,000 paid in quarterly installments during the fiscal year and $1,000 for each meeting attended, including telephonic meetings lasting over one hour. Each member of the Audit Committee or Compensation Committee who is not an employee of the Company or any of its subsidiaries receives $700 for each committee meeting attended, including telephonic meetings lasting over one hour. The Chairman of each Committee receives an additional $1,000 annual retainer fee paid in quarterly installments during the fiscal year.

  COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

       Board of Directors. The Company's Board of Directors held four regular meetings and one special meeting during fiscal 2003. No director attended fewer than 75% of the aggregate meetings of the Board.

       The Audit Committee. The Audit Committee is composed of three independent non-employee directors, as required by the New York Stock Exchange listing standards. The Audit Committee acts independently to review the scope and results of the independent auditors' engagement and the adequacy of the Company's internal audit and financial controls. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A and is also available on the Company's corporate governance website at http://weismarkets.com/governance_info.php.

       The 2003 Audit Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman and Steven C. Smith. Mr. Shulman served as Chairman of the Audit Committee. The Audit Committee held four regular meetings and one special meeting during fiscal 2003. No director, who was a member of the Audit Committee, attended fewer than 75% of the aggregate meetings held.

       The Compensation Committee. The Compensation Committee is composed of three independent non-employee directors. The Compensation Committee is responsible for developing policies and programs, and making recommendations about compensation arrangements for senior management. The Compensation Committee is governed by a written charter approved by the Board of Directors, which is available on the Company's corporate governance website at http://weismarkets.com/governance_info.php.

  The 2003 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman and Steven C. Smith. Mr. Apfelbaum served as Chairman of the Compensation Committee. The Compensation Committee held three regular meetings during fiscal 2003. No director, who was a member of the Compensation Committee, attended fewer than 75% of the aggregate meetings held.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The 2003 Compensation Committee of the Board of Directors was composed of Messrs. Michael M. Apfelbaum, Richard E. Shulman and Steven C. Smith. Messrs. Apfelbaum, Shulman and Smith were not officers or employees of the Company, nor have they had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations.

       Other Arrangements. Central Properties, Inc., a Pennsylvania corporation ("Central Properties"), owns the land under a Company store and an adjacent parking lot in Lebanon, Pennsylvania. Central Properties leased these properties to the Company for $87,131 in fiscal 2003. The shareholders of Central Properties include Michael M. Apfelbaum and certain of his family members, Jonathan H. Weis and Robert F. Weis, each of whom is a director of the Company.

  AUDIT COMMITTEE FINANCIAL EXPERT

       The Board has determined that all Audit Committee members are financially literate under the current listing standards of the NYSE. The Board also determined that the Chairman of the Audit Committee, Mr. Shulman, is an "audit committee financial expert," as defined in Item 401(h) of Regulation S-K, and all members of said committee are "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

  REPORT OF THE AUDIT COMMITTEE

       The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States and the Security and Exchange Commission disclosure requirements. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

       The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors, their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and also considered the compatibility of nonaudit services with the auditors' independence.

       The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 27, 2003 for filing with the Securities and Exchange Commission. The Committee recommended to the Board of Directors, the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 2004, subject to shareholder ratification.

       Respectfully submitted by the Audit Committee,

                     Richard E. Shulman, Committee Chairman
                     Michael M. Apfelbaum
                     Steven C. Smith

  EXECUTIVE COMPENSATION

       The following table sets forth, with respect to the last three completed fiscal years, the compensation of the Chairman of the Board, President/CEO, and the next three highest compensated executive officers in 2003. The determination as to which executive officers to include in the table is based upon total annual salary and bonus exceeding $100,000 in the last completed fiscal year.

  SUMMARY COMPENSATION TABLE

					Long Term
		Annual Compensation			Compensation
					Awards
					Securities
				Other Annual	Underlying			All Other
Name and Principal		Salary	Bonus	Compensation	Options /			Compensation
Position	Year	($)	($)	($)	SARs (#)			($)
Robert F. Weis	2003	560,000	--	--	--	/	--	34,032
Chairman of	2002	560,000	--	--	--	/	--	34,391
the Board	2001	500,000	--	--	--	/	--	4,203

Norman S. Rich	2003	555,000	145,157	--	--	/	--	60,327
President/CEO	2002	555,000	8,325	--	--	/	--	35,722
	2001	555,000	120,825	--	--	/	--	35,527

Steven W. Michaelson	2003	328,333	18,325	--	--	/	--	4,513
Senior Vice President	2002	106,182	--	--	--	/	--	--
Merchandising and	2001	--	--	--	--	/	--	--
Marketing

William R. Mills	2003	295,000	51,022	--	--	/	--	15,541
Senior Vice President	2002	278,750	4,181	--	--	/	--	12,653
and Treasurer/CFO	2001	250,000	53,250	--	--	/	--	12,750

Edward W. Rakoskie, Jr.	2003	175,000	29,375	--	--	/	--	12,738
Vice President	2002	155,000	2,325	--	--	/	--	11,980
Operations	2001	145,000	62,175	--	--	/	--	12,633

        Steven W. Michaelson joined the Company as Senior Vice President Merchandising and Marketing in September 2002.

       "Other Annual Compensation" consists solely of payments on stock appreciation rights. There are no perquisites to report. "All Other Compensation" consists of vested contributions by the Company to the profit sharing, employee stock bonus, supplemental retirement and retirement benefit savings plans. The current year retirement amounts were estimated by outside actuaries for purposes of this report.

       Stock Appreciation Rights. The Company maintains a Stock Appreciation Rights program for certain of its officers and other key executives. Under this program, participants are granted rights equivalent to shares of Company stock. The rights expire in one year, at which time the value of any appreciation from the original date of issue is paid in cash to the participant. No stock is distributed to the participant and there are no plan provisions for reload or tax-reimbursement features.

       Stock Options. The Company has an Incentive Stock Option Plan. Under the terms of the plan, options are granted for shares of the Company's common stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features. There were no stock options or stock appreciation rights granted to the named executives in the fiscal year ended December 27, 2003.

       The following table summarizes stock options and stock appreciation rights exercised during 2003 and presents the value of unexercised options and stock appreciation rights held by the named executives at fiscal year end. The closing price of the stock at the fiscal year end was $36.85.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FISCAL YEAR-END OPTION/SAR VALUES

				Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable
							Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable

		Shares Acquired	Value
Name	Type	on Exercise (#)	Realized ($)
Norman S. Rich	Options	2,570	20,946	56,000	/	--	78,836	/	--

William R. Mills	Options	--	--	11,000	/	--	23,550	/	--

Edward W. Rakoskie, Jr.	Options	--	--	2,900	/	--	4,859	/	--

  BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors believes that the primary objective of the Company's executive compensation policies should be to attract and retain qualified executives, which is critical to the ongoing success of the Company. The executive compensation program is based upon factors that are subjective in nature and are in the best interests of the Company and ultimately the shareholders. The Committee's primary objective is achieved by providing appropriate compensation and incentives that are competitive with executives at selected peer companies of comparable size and position in the retail business, while keeping compensation in line with the financial objectives of the Company. The Compensation Committee recognizes the fact that the Company is engaged in a highly competitive industry and thus annually examines market compensation levels and trends in the labor market.

       The Compensation Committee revised the Company's compensation program in 2001 based upon the recommendations from a consulting firm specializing in executive compensation, and implemented an annual bonus plan to reward certain key employees, including its executive officers. Bonus potentials are established by level within the Company, and actual payouts are based on achievement of sales and operating profit targets.

       Based on subjective and qualitative considerations, which include the overall financial and operational success of the Company, the Committee approved the continuation of the Chairman's and the President/CEO's base salary in fiscal 2003. Bonus amounts paid in 2003, as reflected in the "Summary Compensation Table," were earned in 2002. The Chairman and the President/CEO earned 49.3% of their total bonus potential in 2002 and have earned 35.0% in 2003, which will be paid in 2004.

       With the Chairman of the Board and President/CEO, the Committee subjectively evaluates the performance of senior management. The Compensation Committee relies upon written and verbal evaluations, provided by the Chairman of the Board and President/CEO, of each executive's performance for the most recent fiscal year. In addition, senior management is orally evaluated by the President/CEO as to their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Company in the industry. These evaluations include qualitative factors such as the individuals' decision-making responsibilities, the professional experience required to perform given tasks, and their leadership and team-building skills. Although executive base compensation is not specifically related to corporate performance, the overall performance of the Company is a consideration in determining executive compensation. The Chairman of the Board and President/CEO reported that the executives substantially met their objectives during the most recent fiscal year.

       Employment and Severance Agreements. The Compensation Committee notes that the President/CEO has an employment agreement through 2006 and the Senior Vice President and Treasurer/CFO has an employment agreement with the Company through 2007. These agreements specify the terms of employment, including pay factors. The agreements provide that employment shall be at will, but if employment is terminated without cause, or the executive resigns for good reason, the executive shall receive his remaining salary and all benefits payable under the agreement. The agreements include a covenant not to compete clause, which is limited by time and geography.

       Respectfully submitted by the Compensation Committee,

                   Michael M. Apfelbaum, Committee Chairman
                   Richard E. Shulman
                   Steven C. Smith

  SHAREHOLDER RETURN PERFORMANCE

       The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Retail Grocery Stores Industry (Peer Group), provided by Value Line, Inc., for the period of five fiscal years. The graph depicts $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Weis Markets, Inc. common stock, S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

  COMPARATIVE FIVE-YEAR TOTAL RETURNS

	1998	1999	2000	2001	2002	2003
Weis Markets	100.00	115.04	96.53	72.80	83.60	101.08
S&P 500	100.00	119.62	107.49	93.47	71.63	90.53
Peer Group	100.00	89.63	105.28	96.59	64.55	107.41

  RETIREMENT PLANS

       Profit Sharing Plan. The Company maintains a Profit Sharing Plan for certain salaried employees, store management and administrative support personnel. The purpose of the Plan is to enhance employee opportunities for their dedication and loyal service to the Company. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The contribution is allocated among the various plan participants in relationship to their compensation and years of service. Plan participants are 100% vested in their accounts after seven years of service with the Company and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

       Employee Stock Ownership Plan. The Company maintains, at its sole expense, an Employee Stock Ownership Plan for certain eligible employees. The purpose of the Employee Stock Ownership Plan is to give eligible employees the pride of ownership in the Company. Eligible employees become participants at the beginning of the plan year following the two-year anniversary date of their employment, subject to break in service provisions. The Board of Directors annually determines the amount of contribution to the Plan at its sole discretion. The entire contribution is applied toward the purchase of the Company's stock and is distributed among participant accounts in relationship to their compensation. Every participant is fully vested. Vested interests in plan assets are distributed to participants upon termination of employment, including retirement, disability or death.

       Retirement Savings Plan. The Company maintains a Retirement Savings Plan pursuant to Section 401(k) of the Internal Revenue Code. Employees become eligible to participate once they complete one year of eligibility service and attain the age of 21. On a quarterly basis, the Company contributes into the plan at the rate of 25% of the first 4% of an employee's elective deferral. Plan participants are 100% vested in their accounts after seven years of service with the Company and are entitled to receive a distribution of their vested accounts upon termination of employment, including retirement, disability or death.

       Supplemental Retirement Plans. The Company maintains a non-qualified supplemental retirement plan for the payment of specific amounts of annual retirement benefits to certain officers or their beneficiaries over an actuarially computed normal life expectancy. The benefits are determined through actuarial calculations dependent on the age of the recipient. The benefit payable on an annual basis to Robert F. Weis would be $657,960 if he had retired as of the date of this Proxy.

       The Company also maintains a second non-qualified supplemental retirement plan for certain of its associates. This plan is designed to provide retirement benefits and salary deferral opportunities because of the limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service. Participants in this plan are excluded from participation in the Profit Sharing and Employee Stock Bonus plans. The Board of Directors annually determines the amount of the allocation to the plan at its sole discretion. The allocation among the various plan participants is made in relationship to their compensation, years of service and job performance. Plan participants are 100% vested in their accounts after seven years of service with the Company. Benefits are distributed among participants upon reaching the applicable retirement age. Substantial risk of benefit forfeiture does exist for participants in this plan.

  PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       Subject to ratification by the shareholders, the Board of Directors of the Company has appointed Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year 2004. Representatives of the firm of Ernst & Young LLP will be present at the Annual Meeting of Shareholders. The Audit Committee and the Board of Directors recommend that the shareholders vote "FOR" such ratification of proposal number two.

       Engagement of the Independent Auditor. The Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

       Audit Fees. Fees charged to the Company by Ernst & Young LLP for audit of the fiscal 2003 and 2002 financial statements included in the Company's Annual Report on Form 10-K and for review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, totaled $175,000 and $169,299, respectively.

       Audit Related Fees: Fees for other audit related services in fiscal 2003 and 2002 totaled $25,900 and $18,750, respectively.

       Tax Fees. Fees charged to the Company by Ernst & Young LLP for tax advisory services in fiscal 2003 and 2002 totaled $38,740 and $522,839, respectively.

  PROPOSAL NO. 3 OTHER BUSINESS MATTERS

       As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any other matters brought before the Board of Directors in accordance with their best judgment.

                                                                                        By order of the Board of Directors,

                                                                                       JONATHAN H. WEIS
                                                                                       Secretary of the Company

  Dated: March 5, 2004

  APPENDIX A.

  WEIS MARKETS, INC.

  AUDIT COMMITTEE CHARTER

  I. Purpose

  The primary objective of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by the Company to its stockholders, the public and others, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence and (d) the performance of the Company's internal audit function and independent auditors.

  Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve the Company in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

  II. Organization

  The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act and the rules promulgated thereunder, the New York Stock Exchange and any other regulatory requirements, and at least one of whom shall have been determined by the Board to be an "audit committee financial expert" as defined under rules promulgated by the Securities and Exchange Commission.

  The members of the Audit Committee shall be appointed by the Board. The Audit Committee may form and delegate authority to subcommittees when appropriate.

  III. Meetings

  The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

  IV. Authority and Responsibilities

  In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management and the internal audit group but shall not delegate these responsibilities.

  To fulfill its responsibilities, the Audit Committee shall:

  With respect to the independent auditors:

  Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the company. The independent auditors must report directly to the Audit Committee.
  Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing, review or attest services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act and the rules promulgated thereunder, and, in connection therewith, to approve all fees and other terms of engagement. The Audit Committee shall also consider establishing pre-approval policies and procedures as well as review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to non-audit services.
  Review on an annual basis the performance of the independent auditors, including the lead audit partner.
  Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships, compensation arrangements or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors' independence.
  At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors' internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.
  Confirm that (a) the lead audit partner and the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years, and (b) each audit partner, other than the lead audit and concurring partners, has not performed audit services for the Company in each of the seven previous fiscal years. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditors on a regular basis.
  Review, at least once prior to the filing of the audit report with the Securities and Exchange Commission, all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act and the rules promulgated thereunder, including (a) all critical accounting policies and practices used by the Company, (b) all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management of the Company, including the ramification of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management of the Company, including management representation letters, reports on observations and recommendations on internal controls, schedules of material adjustments and reclassifications proposed, and a listing of adjustments and reclassifications not recorded, if any, engagement letters and independence letters.
  Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

  With respect to the annual financial statements:

  Review and discuss with management, the internal audit group and the independent auditors the Company's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations."
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.
  Recommend to the Board, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.
  Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

  With respect to quarterly financial statements:

  Review and discuss with management, the internal audit group and the independent auditors the Company's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

  Annual reviews:

  Discuss with management and the independent auditors major issues regarding accounting principles used in the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles. Review and discuss analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative approaches under GAAP.

  Periodic reviews:

  Periodically review separately with each of management, the independent auditors and the internal audit group (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management's response to each.
  Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements.
  Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.
  Review and discuss with management, the internal audit group, the independent auditors and the Company's in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including applicable changes in accounting standards or rules.

  Discussions with management:

  Review and discuss with management the Company's earnings press releases, including the use of non-GAAP financial information (as defined in Regulation G), as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (i.e., discussion of the types of information to be disclosed and the types of presentations to be made).
  Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.
  Review and discuss with management the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company's risk assessment and risk management guidelines and policies.

  With respect to the internal audit function and internal controls:

  Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.
  Review and approve the appointment and replacement of the Company's chief internal auditor.
  Review on an annual basis the performance of the internal audit group.
  In consultation with the independent auditors and the internal audit group, review the adequacy of the Company's internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material deficiencies and controls.
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.
  Review (i) the internal control report prepared by management, including management's assessment of the effectiveness of the design and operation of the Company's internal control structure and procedures for financial reporting, as well as the Company's disclosure controls and procedures, with respect to each annual and quarterly report that the Company is required to file under the Securities Exchange Act and (ii) the independent auditors' attestation, and report, on the assessment made by management.

  Other:

  Review and approve all related-party transactions.
  Review and approve (a) any amendment or waiver in the Company's code of ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such amendment or waiver.
  Establish a policy addressing the Company's hiring of current or former partners, principals, shareholders or professional employees of the independent auditors who were engaged on the Company's account.
  Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.
  Review its own performance annually.
  Report regularly to the Board. Review with the full Board any issues that have arisen with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit group.
  Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

  V. Resources

  The Audit Committee shall have the authority to retain independent legal, accounting and other advisors, as it deems necessary, to carry out its duties. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

  The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any independent legal, accounting and other advisors retained to advise the Audit Committee.